EXHIBIT 10.98

  February 4, 1999



  Aloe Commodities International, Inc.
  12901 Nicholson, Suite 370
  Farmers Branch, Texas  75234

  Gentlemen:

       Reference is made to the Promissory Note dated June 17, 1998 of Aloe Commodities International, Inc., a Texas corporation (the "Maker"), payable to the order of Carrington Laboratories, Inc., a Texas corporation (the "Payee"), in the original principal amount of $200,000 (the "Note"), as amended by three letter agreements between the Maker and the Payee dated September 30, 1998, November 4, 1998 and January 15, 1999 (collectively, the "Prior Amendments"), the last of which extended the Final Due Date of the Note to February 5, 1999. The Maker and the Payee now desire to amend the Note in the additional respects set forth below.

       Accordingly, the Maker and the Payee hereby agree as follows:

       1. The third paragraph on the first page of the Note is hereby amended, effective as of June 17, 1998, to read in its entirety as follows:

            The principal of and interest on this Note shall be due and payable on February 4, 2000 (the "Final Due Date"), on which date all unpaid principal of and accrued interest on this Note shall be due and payable.

       2. The Note is further amended, effective as of the date of this letter agreement, by inserting on the first page thereof, between the fourth and fifth paragraphs, a new paragraph which shall read in its entirety as follows:

            The Maker hereby pledges and assigns to the Payee and grants to the Payee a continuing security interest in 200,000 shares of capital stock, par value $0.05 U.S. per share, of Aloe and Herbs International Inc., a Panamanian corporation, and all proceeds thereof, to secure the full and timely payment of all sums now or hereafter owed by the Maker under this Note. The Payee shall have all rights and remedies available to it under the Texas Uniform Commercial Code.

          Aloe Commodities International, Inc.
                 February 4, 1999
                 Page 2



        3. This letter agreement shall supersede the Prior Amendments, and the Note shall remain in full force and effect as originally written, except as amended by this letter agreement.

             Please indicate your agreement to the terms of this letter agreement by signing the enclosed copy of this letter in the space provided below and returning that copy to the undersigned.


                                   CARRINGTON LABORATORIES, INC.




                                   By:  \s\ Robert W. Schnitzius

                                   Robert W. Schnitzius
                                   Treasurer  and Chief Financial Officer


          Agreed to in all respects:

          ALOE COMMODITIES INTERNATIONAL, INC.


          By:  \s\ L. Scott McKnight
          L. Scott McKnight
          President